EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated March 19, 2010, with respect to the financial statements of Emergent Group Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
March 24, 2010